For period ended 01/31/2004                                    Series 14, 15
File No. 811-2429

Sub-Item 77O:  Transactions effected pursuant to Rule 10f-3
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BATTERYMARCH (SMALL CAP STOCK FUND)

NAME OF ISSUER:  Orbitz, Inc.

DATE OF OFFERING:  November 25, 2003

DATE OF PURCHASE:  December 16, 2003

UNDERWRITER FROM WHOM PURCHASED: Goldman, Sachs & Co.

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Legg Mason Wood Walker Incorporated

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $102,180

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $316,680,00

PURCHASE PRICE:  $26.00

COMMISSION, SPREAD OR PROFIT:  $1.625/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.



BATTERYMARCH (CAPITAL GROWTH FUND)

NAME OF ISSUER:  Orbitz, Inc.

DATE OF OFFERING:  November 25, 2003

DATE OF PURCHASE:  December 16, 2003

UNDERWRITER FROM WHOM PURCHASED:  Goldman, Sachs & Co.

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Legg Mason Wood Walker Incorporated

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $102,180

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $316,680,000

PURCHASE PRICE:  $26.00

COMMISSION, SPREAD OR PROFIT: $1.625/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.